Exhibit 99.1

Investor Relations Contact

Michelle Ahlmann, 650.603.5200

Public Relations Contact

Dave Peterson, 650.603.5200

MERCURY INTERACTIVE CORPORATION GRANTED EXTENSION FROM NASDAQ

MOUNTAIN VIEW, CALIF., — OCTOBER 7, 2005 — Mercury Interactive Corporation (NASDAQ: MERQE), the global leader in business technology optimization (BTO), today announced that the NASDAQ Listing Qualifications Panel, subject to certain conditions, has granted the Company an extension of time until November 30, 2005 in which to file its Forms 10-Q for the periods ended June 30, 2005 and September 30, 2005, all required restated and other financial statements for previous periods, and to otherwise meet all necessary listing standards of the NASDAQ National Market. However, there can be no assurance that the Company will be able to make the required filings by November 30, 2005 or that NASDAQ will grant any additional extension if necessary. During the extension period, the Company’s common stock will continue to be listed on the NASDAQ National Market under the trading symbol: MERQE.

ABOUT MERCURY

Mercury Interactive Corporation (NASDAQ: MERQE), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the largest enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

FORWARD-LOOKING STATEMENTS

The press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. Potential risks and uncertainties include, among other things: 1) the results of the Special Committee investigation, 2) expectations as to the timing of the completion of the Special Committee investigation, the Company’s review, restatement and filing of its historical financial statements and

Mercury Interactive Corporation Granted Extension from NASDAQ	Page 2

the filing of its Form 10-Q for the second and third quarters of fiscal year 2005, 3) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123 including, without limitation, the impact of the restatement, 4) the possibility that the trustee for the Notes or the holders of at least 25% of the outstanding principal amount of the Notes may, following expiration of a 60 day cure period, cause acceleration of repayment of the entire principal amount and accrued interest on the Notes, 5) the nature and scope of the ongoing SEC investigation, 6) the possibility that the Company will not file its quarterly reports on Form 10-Q for the periods ended June 30, 2005 and September 30, 2005 and all required restated and other financial statements for previous periods and that the Nasdaq Listing Qualifications Panel may not grant the Company’s request for a further extension to regain compliance with Nasdaq listing qualifications, in which case the Company’s common stock would be delisted from the Nasdaq National Market, and 7) the additional risks and important factors described in Mercury’s SEC reports, including the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which is available at the SEC’s website at http://www.sec.gov. All of the information in this press release is made as of October 7, 2005, and Mercury undertakes no duty to update this information.

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Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com